Exhibit 99.1

Contact:
Abaxis, Inc.	Lytham Partners, LLC
Clint Severson, Chief Executive Officer	Joe Dorame, Robert Blum and Joe Diaz
510-675-6500	602-889-9700

Abaxis Reports Preliminary Financial Performance for the Third Quarter of Fiscal 2017

Union City, California – January 10, 2017 - Abaxis, Inc. (NasdaqGS: ABAX), a global diagnostics company manufacturing point-of-care blood analysis instruments and consumables for the medical and veterinary markets worldwide, today reported preliminary financial results for the third fiscal quarter ended December 31, 2016.

Abaxis expects revenues in the third fiscal quarter of $52.0 million to $53.0 million, flat with last year’s comparable quarter. In addition, Abaxis expects operating income in the third fiscal quarter of $10.0 million to $11.0 million compared to $11.3 million in last year’s third quarter. Abaxis expects its gross margin for the third fiscal quarter to be between 55% and 56%.

Performance in the third fiscal quarter was hindered by a difficult comparison for Abaxis’ medical business, as a result of the sale of 200 Piccolo Xpress instruments to a medical device distributor in the People’s Republic of China in the same quarter last year. In addition, changes in foreign currency exchange rates reduced revenues by approximately $0.7 million. The reduction of some medical and veterinary orders from distributors, including Abbott Point of Care, Inc., further impacted revenues and continuing competitive challenges in Abaxis’ veterinary business also limited its growth.

These estimated results for the third quarter of fiscal 2017 are preliminary and subject to change upon completion of Abaxis’ quarter-end financial review process. Abaxis plans to announce its detailed earnings results on January 26, 2017.

About Abaxis

Abaxis, Inc. is a worldwide developer, manufacturer and marketer of portable blood analysis systems that are used in a broad range of medical specialties in human or veterinary patient care to provide clinicians with rapid blood constituent measurements. Our mission is to improve the efficiency of care delivery to and the quality of life of patients in the medical and veterinary markets. We provide leading edge technology and tools that support best medical practices, enabling physicians and veterinarians to respond to the health needs of their clients at the point of care while operating economical and profitable practices. For more information, visit http://www.abaxis.com.

Forward Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including but not limited to statements related to Abaxis’ expected financial results for the third quarter of fiscal 2017. Abaxis claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” “anticipates,” or words of similar import, and do not reflect historical facts. Forward-looking statements contained in this press release may be affected by risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements, including, but not limited to, risks and uncertainties related to changes in financial results based on the completion of quarter-end financial review procedures, Abaxis’ manufacturing operations, including the vulnerability of its manufacturing operations to potential interruptions and delays and its ability to manufacture products free of defects, Abaxis’ ability to compete effectively, market acceptance of Abaxis’ products, fluctuations in quarterly operating results and difficulty in predicting future results, the performance of Abaxis’ independent distributors and Abaxis’ ability to manage their inventory levels effectively, expansion of Abaxis’ sales and marketing and distribution efforts, Abaxis’ dependence on Abbott Point of Care, Inc. for its U.S. medical sales, dependence on sole or limited source suppliers, the effect of exchange rate fluctuations on international operations, dependence on key personnel, risks related to the protection of Abaxis’ intellectual property or claims of infringement of intellectual property asserted by third parties. Readers should also refer to the section entitled “Risk Factors” in Abaxis’ Annual Report on Form 10-K, and subsequently filed quarterly reports on Form 10-Q filed with the United States Securities and Exchange Commission. Forward-looking statements speak only as of the date the statements were made. Abaxis does not undertake and specifically disclaims any obligation to update any forward-looking statements.